Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

VIAD CORP COMPLETES SALE OF NON-CORE BUSINESS UNIT

PROCEEDS PROVIDE ADDITIONAL CAPACITY FOR CONTINUED GROWTH INVESTMENT AT PURSUIT

SCOTTSDALE, December 19, 2022—Viad Corp (NYSE: VVI) ), a leading provider of experiential leisure travel and live events and marketing experiences, announced today that it completed the sale of the assets of ON Services, its US-based audio-visual services business, for approximately $30 million subject to customary working capital adjustments.
Steve Moster, Viad's president and chief executive officer, said, “The sale of ON Services’ assets builds on the strategic transformational changes that we have implemented at GES over the past few years by further simplifying GES’ operating model. With this transaction complete, GES remains well-positioned to generate meaningful free cash flow with low capital expenditure requirements and an improved cost structure through its core Exhibitions and Spiro businesses.”
Moster continued, “The enhanced balance sheet strength from this transaction enables us to continue our focus on scaling Pursuit with investments in high-return unforgettable, inspiring experiences through our Refresh, Build, Buy growth strategy.”
Audio-visual services revenue from ON Services represented about 6% of total GES revenue for the nine months ended September 30, 2022. To help ensure a smooth transition, GES will provide certain services to the new ownership during a transition period.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

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Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as new experiences planned in Chicago and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.
GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.
For more information, visit www.viad.com.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.
Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:
•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	seasonality of our businesses;
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	our exposure to labor shortages, turnover, and labor cost increases;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	our dependence on large exhibition event clients;
•	adverse effects of show rotation on our periodic results and operating margins;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our multi-employer pension plan funding obligations;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;

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•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contacts:
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

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